UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019
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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Item 7.01 Regulation FD Disclosure.
Advanced Energy sells its Central Inverter Services Business
On May 6, 2019, Advanced Energy Industries, Inc. (“AE”) sold its grid-tie central solar inverter services business (the “Central Inverter Services Business”) for $1.00 to Bold Renewables Holdings, LLC (“Buyer”) pursuant to a Membership Interest Purchase Agreement (“MIPA”).  The transaction was structured as a sale of 100% of AE’s membership interest in AE Solar Energy, LLC (“AE Solar”) together with an assignment of certain services and product obligations to AE Solar.  In connection therewith, AE also entered into a Loan and Security Agreement with AE Solar (“Loan Agreement”) whereby AE initially loaned $2.8 million to AE Solar at closing and has subsequently made available an additional $5.25 million that may be borrowed, subject to certain operating and liquidity covenants, for operating needs over the next ten years.  The transaction transfers AE Solar (which was merged with and into Bold Renewables, LLC immediately subsequent to the closing), the Central Inverter Services Business and the associated customer obligations for those products related to the Central Inverter Services Business to Buyer.  As a result of the transaction, AE reduced its initial and extended warranty service obligations by approximately $33 million and will recognize an estimated non-cash gain, net of taxes, of approximately $10 million in continuing operations and $8 million in discontinued operations.  The transaction contained other standard and customary terms and conditions and is not expected to have a material impact on AE’s revenues and operating income.
The information in this Form 8-K provided under Item 7.01 is furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into AE’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Paul Oldham
Date: May 6, 2019	Paul Oldham
Chief Financial Officer & Executive Vice President